EXHIBIT 21.1

                    Subsidiaries of the Registrant

                                                          State in Which
                                                            Incorporated

      Connecticut Valley Electric Company Inc. (a) (F1)    New Hampshire

      Vermont Electric Power Company, Inc. (b) (F2)              Vermont

      C.V. Realty, Inc. (a) (F1)                                 Vermont

      Central Vermont Public Service Corporation -
         East Barnet Hydroelectric, Inc. (a) (F1)                Vermont

      Catamount Resources Corporation (a) (F1)                   Vermont

         Catamount Energy Corporation (a)(c) (F1)                Vermont

         SmartEnergy Services, Inc. (a)(d) (F1)                  Vermont



   - - - - - - - - - - - - - - - - - - - - - - - - - - - -


      (FN)
      (F1)  (a)   Included in consolidated financial statements

      (F2)  (b)   Separate financial statements do not need to be filed
                  under Regulation S-X, Rule 1-02 (v) defining a
                  "significant subsidiary", and Rule 3-09, which sets forth the requirement for filing separate financial statements of subsidiaries not consolidated.

            (c) Catamount Energy Corporation has eleven wholly-owned subsidiaries, including nine operating in the United States, and two operating in foreign countries.

            (d) SmartEnergy Services, Inc. has three wholly-owned subsidiaries operating in the United States.